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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2002

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-03562 (Commission File Number)	44-0541877 (IRS Employer Identification No.)
20 West 9th , Kansas City, Missouri (Address of principal executive offices)	64105 (Zip Code)
Registrant's telephone number including area code: (816) 421-6600

(Former name or former address, if changed since last report): Not Applicable

Item 5. Other Events.

        On July 31, 2002, Aquila, Inc. announced recent downgrades of Dynegy's credit ratings, together with other adverse circumstances and events, have decreased the likelihood that Aquila's acquisition of Cogentrix can be completed as planned.

Item 7. Financial Statements and Exhibits.

(a)
Exhibit—99.1, Press Release dated July 31, 2002, announcing that Aquila's acquisition of Cogentrix is uncertain following Dynegy's credit rating downgrade.

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Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.
By:	/s/ DAN STREEK Dan Streek Chief Financial Officer

Date: July 31, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
Signatures